Exhibit 99.1

EnerNOC Media Relations: Robin Deliso 617.692.2601 news@enernoc.com	Investor Relations: Christopher Sands 617.692.2569 ir@enernoc.com

EnerNOC Reports Fourth Quarter and Full Year 2015 Results

Boston, February 25, 2016 — EnerNOC, Inc. (Nasdaq: ENOC), a leading provider of energy intelligence software (EIS) and demand response, today announced results for the fourth quarter and full year ended December 31, 2015, and issued management’s outlook for 2016.

“We continued to build momentum and enhance our leadership position in the EIS market during 2015,” said Tim Healy, Chairman and CEO of EnerNOC. “And following our recent landmark victory at the Supreme Court, we begin 2016 with the clarity and focus needed to drive significant growth in our software business and maximize the cash flow generation of our demand response business.”

Summary Financial Results

In Thousands, Except Per Share Amounts

	Q4 2015	Q4 2014	YTD 2015	YTD 2014
Revenue	$59,209	$45,963	$399,584	$471,948
Net (Loss) Income
GAAP	($128,980)	($26,781)	($185,075)	$12,094
Non-GAAP [1]	($29,193)	($16,324)	($56,319)	$39,947
Net (Loss) Income Per Diluted Share
GAAP	($4.51)	($0.98)	($6.51)	$0.42
Non-GAAP [1]	($1.02)	($0.60)	($1.98)	$1.39
Cash Provided by Operations	$21,706	$30,727	$3,480	$60,439
Free Cash Flow [1]	$16,747	$26,022	($16,212)	$42,932
Adjusted EBITDA [1]	($19,559)	($14,089)	($21,068)	$76,370

[1]	Refer to “Statement of Use of Non-GAAP Measures” for non-GAAP definitions and refer to the financial schedules attached to this press release for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures.

Recent Highlights

•	The United States Supreme Court upheld Order No. 745 of the Federal Energy Regulatory Commission (FERC), affirming FERC’s jurisdiction over the participation of demand response in U.S. wholesale electricity (grid operator) markets. The Supreme Court’s ruling is a major win for EnerNOC and all distributed energy resource providers.

•	The Company grew its fourth quarter enterprise Annual Recurring Revenue (ARR) by $3 million sequentially to $61 million. During 2015, the Company grew its enterprise ARR from $20 million at year end 2014 to $61 million at year end 2015, including 50% organic growth.

•	Consolidated Edison (Con Ed) utilized the Company’s online auction platform to procure approximately $1 billion in energy and capacity for its regulated utility subsidiaries.

•	The Company released new functionality in its enterprise EIS platform, enabling users to track energy projects in detail including owner, status, and estimated financial impact. The new capabilities allow for a single system of record for all energy-related initiatives across an enterprise, providing visibility to every authorized user to increase efficiency and accountability.

Commentary on Fourth Quarter and Full Year 2015 Results and Initial 2016 Outlook

The Company’s Form 8-K filed with the Securities and Exchange Commission in conjunction with this release includes an exhibit that contains management’s commentary on the fourth quarter and full year 2015 financial results, which can be accessed at www.sec.gov.

Company Issues First Quarter and Full Year 2016 Guidance

The Company today issued guidance for the first quarter and full year 2016. In addition to consolidated financial guidance, the Company is providing revenue and adjusted EBITDA guidance for its Demand Response and Software businesses. The Company intends to report both revenue and adjusted EBITDA for these businesses beginning in 2016. The Company’s guidance is based on the current indications for its business, which may change at any time.

Guidance for Quarter Ending March 31, 2016
Total Revenue (in millions)	$46-$52
Demand Response Revenue	$33-$37
Software Revenue	$13-$15
GAAP Net Loss Per Diluted Share	($1.82)-($1.72)
Adjusted EBITDA[1] (in millions)	($34)-($31)

[1]	Refer to “Statement of Use of Non-GAAP Measures” for non-GAAP definitions and refer to the financial schedules attached to this press release for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures.

Guidance for Year Ending December 31, 2016
Total Revenue (in millions)	$365-$395
Demand Response Revenue	$285-$310
Software Revenue	$80-$85
GAAP Net Loss Per Diluted Share	($3.85)-($3.50)
Total Adjusted EBITDA[1] (in millions)	($45)-($35)
Demand Response Adjusted EBITDA[1] (in millions)	$40-$45
Software Adjusted EBITDA[1] (in millions)	($65)-($60)
Corporate Adjusted EBITDA[1] (in millions)	~($20)

[1]	Refer to “Statement of Use of Non-GAAP Measures” for non-GAAP definitions and refer to the financial schedules attached to this press release for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures.

Company to Host Analyst Day and Webcast

The Company’s management team plans to host an Analyst Day from 10:00 a.m. to 2:30 p.m. eastern time today to discuss management’s outlook for the business. The Analyst Day will be webcast live, and archived thereafter, on the Company’s investor relations website, which can be accessed at http://investor.enernoc.com.

About EnerNOC

EnerNOC is a leading provider of energy intelligence software (EIS) and demand response for enterprises, utilities and electric power grid operators. With capabilities to better address budgets and procurement, utility bill management, facility analysis and optimization, sustainability and reporting, project tracking, and demand management, EnerNOC’s EIS helps enterprises control energy costs, mitigate risk, and streamline sustainability and compliance reporting. EnerNOC’s EIS solutions for utilities enable energy suppliers to forge deeper customer relationships, address regulatory mandates, and cost-effectively integrate demand-side resources to improve grid reliability through key capabilities, including customer engagement, demand response, energy efficiency, and wholesale procurement. EnerNOC also offers access to more demand response programs worldwide than any other provider, offering enterprises a valuable payment stream to further enhance bottom-line results. EnerNOC supports customer success with its world-class professional services team and a Network Operations Center (NOC) staffed 24x7x365. For more information, visit www.enernoc.com.

EnerNOC, Inc. Safe Harbor Statement

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, statements relating to the Company’s future financial performance on both a GAAP and non-GAAP basis and the drive to significant growth in the Company’s software business and the maximization of cash flow generation in the Company’s demand response business, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to under the section “Risk Factors” in EnerNOC’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as well as other documents that may be filed by EnerNOC from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, the Company’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. EnerNOC is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

EnerNOC, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Revenues:
Grid operator	$20,670	$18,236	$259,302	$368,828
Utility	12,706	12,015	63,204	62,026
Enterprise	25,833	15,712	77,078	41,094

Total revenues	59,209	45,963	399,584	471,948
Cost of revenues	36,406	24,817	245,051	257,322

Gross profit	22,803	21,146	154,533	214,626
Operating expenses:
Selling and marketing	22,612	19,963	97,175	76,960
General and administrative	26,817	25,389	110,267	97,729
Research and development	7,475	5,239	29,287	20,671
Gain on sale of service line	—	(1,054)	—	(4,791)
Gain on sale of assets	—	—	(2,991)	(2,171)
Goodwill Impairment	108,763	—	108,763	—

Total operating expenses	165,667	49,537	342,501	188,398

(Loss) Income from operations	(142,864)	(28,391)	(187,968)	26,228
Other expense, net	(1,678)	(2,423)	(7,444)	(3,699)
Gain on extinguishment of debt	9,230		9,230
Interest expense	(2,161)	(2,080)	(8,946)	(4,656)

(Loss) Income before income tax	(137,473)	(32,894)	(195,128)	17,873
Benefit from (Provision for) income tax	8,487	6,074	10,010	(5,876)

Net (loss) income	(128,986)	(26,820)	(185,118)	11,997
Net loss attributable to noncontrolling interest	(6)	(39)	(43)	(97)

Net (loss) income attributable to EnerNOC, Inc.	($128,980)	($26,781)	($185,075)	$12,094

Net (loss) income per common share attributable to EnerNOC, Inc.
Basic	($4.51)	($0.98)	($6.51)	$0.43
Diluted	($4.51)	($0.98)	($6.51)	$0.42
Weighted average number of common shares used in computing net (loss) income per share attributable to EnerNOC, Inc.
Basic	28,587,413	27,406,087	28,432,974	27,857,026
Diluted	28,587,413	27,406,087	28,432,974	28,790,665

EnerNOC, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except par value and share data)

(unaudited)

	December 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$138,120	$254,351
Trade accounts receivable, net	43,355	40,875
Unbilled revenue	70,101	97,512
Capitalized incremental direct customer contract costs	33,917	7,633
Prepaid expenses and other current assets	8,118	19,263

Total current assets	$293,611	$419,634
Property and equipment, net	49,653	50,458
Goodwill and intangible assets, net	94,099	146,050
Deposits and other assets	6,351	4,742

Total assets	$443,714	$620,884

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	6,002	$9,250
Accrued capacity payments	104,278	92,332
Accrued payroll and related expenses	18,058	18,446
Accrued expenses and other current liabilities	20,734	28,724
Deferred revenue	55,631	13,738

Total current liabilities	$204,703	$162,490
Deferred tax liability	355	16,449
Deferred revenue, long-term	3,696	5,816
Other liabilities	8,763	8,919
Convertible senior notes, net	111,254	135,090

Total long-term liabilities	124,068	166,274
Stockholders’ equity:
Common stock, $0.001 par value; 50,000,000 shares authorized, 30,797,289 and 29,833,578 shares issued and outstanding at December 31, 2015 and December 31, 2014, respectively	30	30
Additional paid-in capital	377,473	365,855
Accumulated other comprehensive loss	(8,524)	(4,752)
Accumulated deficit	(254,335)	(69,260)

Total EnerNOC, Inc. stockholders’ equity	114,644	291,873
Non-controlling interest	299	247

Total stockholders’ equity	114,943	292,120

Total liabilities and stockholders’ equity	$443,714	$620,884

EnerNOC, Inc.

Condensed Consolidated Statements of Cash Flow Data

(in thousands)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Cash provided by operating activities	$21,706	$30,727	$3,480	$60,439
Cash used in investing activities	(5,028)	(20,962)	(93,909)	(74,422)
Cash (used in) provided by financing activities	(20,173)	(240)	(22,504)	120,865
Effects of exchange rate changes on cash and cash equivalents	(325)	(1,389)	(3,298)	(1,720)

Net change in cash and cash equivalents	($3,820)	$8,136	($116,231)	$105,162
Cash and cash equivalents at beginning of period	141,940	246,215	254,351	149,189

Cash and cash equivalents at end of period	$138,120	$254,351	$138,120	$254,351

EnerNOC, Inc.

Statement on Use of Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements presented on a GAAP basis, the Company discloses certain non-GAAP measures that exclude certain amounts, including non-GAAP net (loss) income attributable to EnerNOC, Inc., non-GAAP net (loss) income per share attributable to EnerNOC, Inc., adjusted EBITDA and free cash flow. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States.

The GAAP measure most comparable to non-GAAP net (loss) income attributable to EnerNOC, Inc. is GAAP net (loss) income attributable to EnerNOC, Inc.; the GAAP measure most comparable to non-GAAP net (loss) income per share attributable to EnerNOC, Inc. is GAAP net (loss) income per share attributable to EnerNOC, Inc.; the GAAP measure most comparable to adjusted EBITDA is GAAP net (loss) income attributable to EnerNOC, Inc.; and the GAAP measure most comparable to free cash flow is cash flows provided by (used in) operating activities. Reconciliations of each of these non-GAAP financial measures to the corresponding GAAP measures are included below.

Management uses these non-GAAP measures when evaluating the Company’s operating performance and for internal planning and forecasting purposes. Management believes that such measures help indicate underlying trends in the business, are important in comparing current results with prior period results, and are useful to investors and financial analysts in assessing the Company’s operating performance. For example, management considers non-GAAP net (loss) income attributable to EnerNOC, Inc. to be an important indicator of the overall performance because it eliminates the effects of events that are either not part of the Company’s core operations or are non-cash compensation expenses. In addition, management considers adjusted EBITDA to be an important indicator of the Company’s operational strength and performance of the business and a good measure of the Company’s historical operating trend. Moreover, management considers free cash flow to be an indicator of the Company’s operating trend and performance of the business.

The following is an explanation of the non-GAAP measures that management utilizes, including the adjustments that management excluded as part of the non-GAAP measures:

•	Management defines non-GAAP net (loss) income attributable to EnerNOC, Inc. as net (loss) income attributable to EnerNOC, Inc. before accretion expense related to the debt-discount portion of interest expense associated with the convertible note issuance, stock-based compensation, direct and incremental expenses related to acquisitions, divestitures and restructuring activities, impairment of goodwill and intangible assets, gains on early extinguishment of debt, and amortization expenses related to acquisition-related intangible assets, net of related tax effects.

•	Management defines adjusted EBITDA as net (loss) income attributable to EnerNOC, Inc., excluding depreciation, amortization, asset impairments, stock-based compensation, direct and incremental expenses related to acquisitions, divestitures and restructuring activities, impairment of goodwill and intangible assets, gains on early extinguishment of debt, interest expense, income taxes and other income (expense), net.

•	Management defines free cash flow as net cash provided by operating activities, less capital expenditures, plus net cash provided by the sale of assets or disposals of components of an entity. Management defines capital expenditures as purchases of property and equipment, which includes capitalization of internal-use software development costs.

Non-GAAP net (loss) income attributable to EnerNOC, Inc., non-GAAP net (loss) income per share attributable to EnerNOC, Inc., adjusted EBITDA and free cash flow may have limitations as analytical tools. The non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to the financial information presented in accordance with GAAP and should not be considered measures of the Company’s liquidity. There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare the Company’s performance to that of other companies.

EnerNOC, Inc.

Reconciliation Of Non-GAAP Measures To Nearest GAAP Measures

Reconciliation of Non-GAAP Net Loss Attributable to EnerNOC, Inc. And Net Loss Per Share Attributable to EnerNOC, Inc.

(in thousands, except share and per share data)

(Unaudited)

	Three Months Ended December 31,
	2015	2014
GAAP net loss attributable to EnerNOC, Inc.	($128,980)	($26,781)
Adjustments to reconcile GAAP net loss to Non-GAAP net loss:
Stock-based compensation expense	3,198	3,902
Amortization of acquired intangible assets	3,645	2,499
Direct and incremental expenses related to acquisitions, divestitures and restructuring [1]	310	1,994
Impairment of goodwill and intangible assets	108,763	—
Debt discount portion of interest expense related to convertible notes	1,001	1,000
Gain on early extinguishment of debt	(9,230)	—
Tax impact of items listed above	(7,900)	1,062

Non-GAAP net loss attributable to EnerNOC, Inc.	($29,193)	($16,324)

Weighted average number of common shares outstanding - diluted (GAAP and Non-GAAP)	28,587,413	27,406,087

GAAP net loss per diluted share	($4.51)	($0.98)
Non-GAAP net loss per diluted share	($1.02)	($0.60)

[1]	Includes costs for third party professional services (legal, accounting, valuation) and severance.

EnerNOC, Inc.

Reconciliation Of Non-GAAP Measures To Nearest GAAP Measures

Reconciliation of Non-GAAP Net (Loss) Income Attributable to EnerNOC, Inc. And Net (Loss) Income Per Share Attributable to EnerNOC, Inc.

(in thousands, except share and per share data)

(Unaudited)

	Twelve Months Ended December 31,
	2015	2014
GAAP net (loss) income attributable to EnerNOC, Inc.	($185,075)	$12,094
Adjustments to reconcile GAAP net (loss) income to Non-GAAP net (loss) income:
Stock-based compensation expense	14,585	16,063
Amortization of acquired intangible assets	15,252	9,252
Direct and incremental expenses related to acquisitions, divestitures and restructuring [1]	3,222	3,550
Impairment of goodwill and intangible assets	108,763	—
Debt discount portion of interest expense related to convertible notes	4,064	1,474
Gain on early extinguishment of debt	(9,230)	—
Tax impact of items listed above	(7,900)	(2,486)

Non-GAAP net (loss) income attributable to EnerNOC, Inc.	($56,319)	$39,947

Weighted average number of common shares outstanding - diluted (GAAP and Non-GAAP)	28,432,974	28,790,665

GAAP net (loss) income per diluted share	($6.51)	$0.42
Non-GAAP net (loss) income per diluted share	($1.98)	$1.39

[1]	Includes costs for third party professional services (legal, accounting, valuation) and severance.

EnerNOC, Inc.

Reconciliation of Adjusted EBITDA

(in thousands)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Net (loss) income attributable to EnerNOC, Inc.	($128,980)	($26,781)	($185,075)	$12,094
Add back:
Depreciation and amortization [1]	11,028	8,250	40,287	31,417
Stock-based compensation expense	3,198	3,902	14,585	16,063
Direct and incremental expenses related to acquisitions, divestitures and restructuring [2]	310	1,994	3,222	3,550
Impairment of goodwill and intangible assets	108,763	—	108,763	—
Gain on extinguishment of debt	(9,230)	—	(9,230)	—
Other expense, net [3]	1,678	2,423	7,444	3,699
Interest expense	2,161	2,080	8,946	4,656
(Benefit from) Provision for income tax [4]	(8,487)	(5,957)	(10,010)	4,891

Adjusted EBITDA	($19,559)	($14,089)	($21,068)	$76,370

[1]	Includes impairments to fixed assets and other long term assets recorded during the three and twelve month period ended December 31, 2015.
[2]	Includes costs for third party professional services (legal, accounting, valuation) and severance.
[3]	Other expense, net primarily relates to foreign currency (gains) losses.
[4]	Excludes discrete tax benefit of ($117) and discrete tax provision of $985 recorded during the three and twelve month periods ended December 31, 2014 related to the sale of the USC business component.

EnerNOC, Inc.

Reconciliation of Free Cash Flow

(in thousands)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Net cash provided by operating activities	$21,706	$30,727	$3,480	$60,439
Add: Net cash provided by the sale of assets or disposals of components of an entity	946	1,600	3,937	8,046
Subtract: Purchases of property and equipment	(5,905)	(6,305)	(23,629)	(25,553)

Free cash flow	$16,747	$26,022	($16,212)	$42,932

Non-GAAP Financial Guidance

This press release also includes estimates of future adjusted EBITDA. A reconciliation of these amounts to the nearest expected GAAP results is presented below:

	Three Months Ended				Twelve Months Ended
	March 31, 2016				December 31, 2016
			Per Diluted Share				Per Diluted Share
In Millions, Except Per Share Amounts	Low	High	Low	High	Low	High	Low	High
Demand Response Adjusted EBITDA [1]					$40	$45
Software Adjusted EBITDA [1]					($65)	($60)
Corporate Adjusted EBITDA [1]					($20)	($20)

Total Adjusted EBITDA	($34)	($31)			($45)	($35)
Reconciling Adjustments:
Depreciation and amortization	$10	$10			$38	$38
Stock-based compensation	$4	$4			$15	$15
Direct and incremental expenses [2]	$0	$0			$1	$1
Interest and other expense	$3	$3			$9	$9
Provision for income taxes	$1	$1			$3	$3

Projected GAAP Net Loss	($52)	($49)	($1.82)	($1.72)	($111)	($101)	($3.85)	($3.50)

Weighted Average Number of Common Shares Outstanding-Diluted	28.5	28.5			28.8	28.8

[1]	Only total adjusted EBITDA guidance provided for three months ended March 31, 2016.
[2]	Represents costs associated with reorganizing the business.